UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lloyds Banking Group plc

Lloyds Bank plc

(Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

25 Gresham Street

London EC2V 7HN

United Kingdom

(Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to to be registered

3.300% Senior Notes due 2021	New York Stock Exchange
Floating Rate Notes due 2021	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. :  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-211791 and 333-211791-01

Securities to be registered pursuant to Section 12(g) of the Act:   None.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, the amended prospectus supplement dated May 1, 2018 (the “Prospectus Supplement”) to a base prospectus dated June 2, 2016 (the “Prospectus”) relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 3 through 14 of the Prospectus, and “Description of the Senior Notes” on pages S-13 through S-20 and “Certain U.K. and U.S. Federal Tax Consequences” on pages S-21 through S-24 of the Prospectus Supplement.

Item 2.  Exhibits

4.1	Senior Debt Securities Indenture, among Lloyds Bank plc, as issuer, Lloyds Banking Group plc, as guarantor, and The Bank of New York Mellon, as trustee, dated as of January 21, 2011 (incorporated herein by reference from Exhibit 4.3 to the Form F-3 filed with the Commission on June 7, 2013).
4.2	Eighth Supplemental Indenture to the Senior Debt Securities Indenture among Lloyds Bank plc, as issuer, Lloyds Banking Group plc, as guarantor, and The Bank of New York Mellon acting through its London Branch, as trustee, dated as of May 8, 2018 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on May 9, 2018).
4.3	Form of Global Note for the 3.300% Senior Notes due 2021.
4.4	Form of Global Note for the Floating Rate Notes due 2021.
99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) on June 2, 2016 and May 8, 2018, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereto duly authorized.

Lloyds Bank plc

Issuer

/s/ Gavin Parker

Name: Gavin Parker

Title: Head of Securitisation and Collateral

Lloyds Banking Group plc

/s/ James Riley

Name: James Riley

Title: Senior Manager, Senior Funding & Covered Bonds

May 10, 2018